Exhibit 10.14


                     SIXTH AMENDMENT TO THE CREDIT AGREEMENT


         This SIXTH AMENDMENT TO THE CREDIT AGREEMENT dated as of April 1, 2002 (this "Sixth Amendment") is among MEMBERWORKS INCORPORATED, a Delaware corporation (the "Company"), the lenders parties hereto (each a "Lender" and collectively the "Lenders") and BROWN BROTHERS HARRIMAN & CO., as agent for the Lenders (in such capacity, the "Agent").


         PRELIMINARY STATEMENTS. The Company, the Lenders, and the Agent entered into a Credit Agreement dated as of September 15, 1999, which Credit Agreement was amended pursuant to that certain First Amendment to the Credit Agreement dated as of February 25, 2000, that certain Second Amendment to the Credit Agreement dated as of March 13, 2001, that certain Waiver and Third Amendment to the Credit Agreement dated as of November 14, 2001, that certain Fourth Amendment to the Credit Agreement dated as of February 1, 2002 and that certain Fifth Amendment to the Credit Agreement dated as of February 28, 2002 (as so amended, the "Existing Credit Agreement").

         The Company has requested that the Agent and the Lenders, and the Agent and the Lenders are willing to, among other things, extend the credit facility upon the terms and conditions presented herein.

         Accordingly, the Company, the Lenders and the Agent agree as follows:

         Section 1.1 Amendments to the Existing Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 1.2 hereof, the Existing Credit Agreement is hereby amended as follows:

                 (a) Notwithstanding anything to the contrary contained in the Existing Credit Agreement, the Lenders shall not be required after the date hereof to make any Eurodollar Rate Loans to the Company.

                 (b) The definition of "Restricted Securities" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and notwithstanding anything to the contrary in the Existing Credit Agreement, any references to "Restricted Securities" in the Existing Credit Agreement shall be of no force and effect.

                 (c) The definition of "Total Commitment" in Section 1.1 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

                           "Total Commitment" shall mean $18,000,000.

                 (d) Section 3.1(c) of the Existing Credit Agreement is deleted in its entirety and replaced with the following:


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                  The Company shall pay to the Agent, for the account of each
Lender, a facility fee from and including the Closing Date to and including the Final Maturity Date, computed at the rate of .50% per annum on the average daily unused portion of each Lender's Commitment with respect to the Loans; provided however, prior to April 1, 2002, such facility fee shall be computed at the rate of .25% per annum on the average daily unused portion of each Lender's Commitment with respect to the Loans from the Closing Date to and including March 31, 2002. Such fee shall be payable quarterly in arrears on the Quarterly Payment Date.

                 (e) Section 6.9 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

         6.9 Security. The Company will cause any Subsidiary which becomes a Significant Subsidiary after the Closing Date to duly execute and deliver to the Agent a Subsidiary Security Agreement and Subsidiary Guaranty along with any opinions, corporate documents, certificates and other documents reasonably requested by the Agent and its special counsel in form and substance satisfactory to the Agent and its special counsel within 30 days of such Subsidiary becoming a Significant Subsidiary; provided however, if a Person shall be deemed a Significant Subsidiary prior to the acquisition of such Person by the Company, the Company shall cause such documents to be delivered to the Agent within 30 days of the closing of such acquisition.

                 (f) Section 7.5 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

         7.5 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare any dividend on, or make any payment on account of, any shares of any class of stock of the Company or any option or warrant thereon, whether now or hereafter outstanding, or make any other distribution in respect thereof or on any option or warrant thereon, either directly or indirectly, whether in cash or property or in obligations of the Company or such Subsidiary.

                 (g) Section 7.12 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

        7.12 Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio to be less than 4.0 to 1.0 as of the end of any Test Period.

                 (h) Section 7.14 of the Existing Credit Agreement is deleted in its entirety and replaced with the following:

        7.14 Acquisitions. Without the consent of each Lender the Company will not, and will not permit its Subsidiaries to, acquire all or substantially all of the assets or capital stock of another Person if (i) the total consideration for such acquisition is greater than 10% of the consolidated Revenues of the Company and its Subsidiaries as of the most recently completed 12-month period and/or (ii) the total consideration paid in the form of cash or its equivalent for such acquisition is greater than 5% of the consolidated Revenues of the Company and its Subsidiaries as of the most recently completed 12-month period.

                 (i) Section 7.15 is added to the Existing Credit Agreement as follows:



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        7.15   Cash Flow.  The Company will not permit its Net Cash Provided by
Operating Activities Before Changes in Working Capital to be less than or equal to zero for any fiscal quarter.

                 (j) Section 7.16 is added to the Existing Credit Agreement as follows:

        7.16 Stock Buyback. During any two consecutive fiscal quarters, measured of the end of such period, the Company will not, and will not permit any of its Subsidiaries to, purchase, redeem, defease, retire or otherwise acquire any shares of any class of stock of the Company or any option or warrant thereon, whether now or hereafter outstanding (herein called "Stock Buybacks"), either directly or indirectly, for total consideration in an amount in excess of the sum of (i) its Net Cash Provided by Operating Activities Before Changes in Working Capital during such two consecutive fiscal quarters plus (ii) the aggregate net proceeds from sales of capital stock of the Company or the exercise of options of the Company during such two consecutive fiscal quarters.

                 (k) Section 7.17 is added to the Existing Credit Agreement as follows:

        7.17 Borrowings Limited by Net Receivables. The Company will not permit the aggregate principal amount of the Borrowings outstanding hereunder as of the end of any fiscal quarter of the Company to exceed 85% of the accounts receivable of the Company (net of all reserves for doubtful or uncollectable receivables) as of the end of such fiscal quarter.

                 (l) The Commitment amounts on the signature page to the Existing Credit Agreement is deleted and replaced with the Commitment amounts set forth opposite the Lenders' signatures on the signature page hereto.

                 (m) The Commitment Percentages on the signature page to the Existing Credit Agreement is deleted and replaced with the Commitment Percentages set forth opposite the Lenders' signature page hereto.

         Section 1.2 Conditions of Effectiveness. This Sixth Amendment shall become effective when, and only when, the Agent and each of the Lenders shall have received a counterpart of this Sixth Amendment executed by the Company and the Agent shall have additionally received, in form and substance satisfactory to the Agent and the Lenders, evidence of all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Sixth Amendment, as the Lenders and the Agent may reasonably request, all in form and substance satisfactory to the Agent and its counsel which receipt the Lenders and Agent acknowledge and agree, by their execution hereof, has been satisfied in full.

         Section 1.3 Representations and Warranties of the Company. The Company represents as follows:

                 (a) The representations and warranties contained in Section 5 of the Existing Credit Agreement are correct on and as of the date hereof as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); provided however, that Schedule 5.7 of the Existing Credit Agreement is deleted in its entirety and restated in the form of Schedule 5.7 annexed hereto;


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                 (b)  No Event of Default or Default has occurred and is
continuing or would result from the signing of this Sixth Amendment or the transactions contemplated hereby;

                 (c) There has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Company and its Subsidiaries, if any, since June 30, 2001.

                 (d) The execution, delivery and performance by the Company of this Sixth Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders;
(ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Company or any Subsidiary; or (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound.

                 (e) This Sixth Amendment and the Existing Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

                 (f) No information, exhibit or report furnished in writing by or on behalf of the Company or any officer or director of the Company to the Lenders or the Agent in connection with the negotiation of, or pursuant to the terms of, this Sixth Amendment contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

         Section 1.4   Reference to and Effect on the Credit Agreement.

                 (a) Upon the effectiveness of this Sixth Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended hereby.

                 (b) Except as specifically amended and waived above, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                 (c) The execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.



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         Section 1.5   Notes.  Each Lender will mark the Note held by it to
reflect the reduction, if any, to the maximum amount of its Commitment. Failure to so mark any Note shall not alter the obligations of the Company under this Agreement, the Existing Credit Agreement or such Note. The Company may request that the Loans made to it be evidenced by a new promissory note in the amount of each Lender's Commitment in exchange for its outstanding Note to such Lender. In such event, the Company shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the maximum amount of such Lender's reduced Commitment and in the form of Exhibit A to the Existing Credit Agreement.

         Section 1.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses of the Lenders and the Agent in connection with the preparation, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto and with respect to advising the Lenders as to its rights and responsibilities hereunder and thereunder. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 1.7 Execution in Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 1.8 Governing Law. This Sixth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 1.9 Defined Terms. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                MEMBERWORKS INCORPORATED




                                 By:      /s/ James B . Duffy
                                 -----------------------------------------------
                                 Name: James B. Duffy
                                 Title: SVP and CFO


                                 BROWN BROTHERS HARRIMAN & CO., as Agent



                                 By:      /s/ John S. Neff
                                 -----------------------------------------------
                                 Name: John S. Neff
                                 Title: Vice President


Commitment
Percentage        Commitment
----------        -----------
55.5556%          $10,000,000    BROWN BROTHERS HARRIMAN & CO., as Lender

                                 By:  /s/ John S. Neff
                                 -----------------------------------------------
                                 Name:  John S. Neff
                                 Title: Vice President



44.4444%          $8,000,000     LASALLE BANK NATIONAL ASSOCIATION, as Lender



                                 By:   /s/ Meghan C. Blake
                                 -----------------------------------------------
                                 Name:  Meghan C. Blake
                                 Title: Vice President



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                                  SCHEDULE 5.7
                               MATERIAL LITIGATION

In January 2001, an action was instituted by plaintiff Brandy L. Ritt against the Company and other defendants in the Court of Common Pleas in Cuyahoga County, Ohio. The suit, which seeks unspecified monetary damages, alleges that the Company and the other defendants violated various provisions of Ohio's consumer protection laws in connection with the marketing of certain membership programs offered by the Company. The plaintiff's motion to have the suit certified as a class action was denied on February 6, 2002. The Company believes that the claims asserted against it are unfounded and the Company will vigorously defend its interests against this suit.

In March 2001, an action was instituted by plaintiff Teresa McClain against Coverdell & Company ("Coverdell"), a wholly-owned subsidiary of the Company, Monumental Life Insurance Company and other defendants in the United States District Court for the Eastern District of Michigan, Southern Division. The suit, which seeks unspecified monetary damages, alleges that Coverdell and the other defendants violated the Michigan Consumer Protection Act and other applicable Michigan laws in connection with the marketing of Monumental Life Insurance Company insurance products. The complaint includes a claim that the suit should be certified as a class action and the plaintiff has filed a motion for class certification to which all of the defendants have filed opposing papers regarding the same. The court has not ruled on the motion. The Company believes that the claims asserted against Coverdell are unfounded and the Company and Coverdell will vigorously defend their interests against this suit.

In June 2001, actions were instituted by plaintiffs Judith Jeselskis and Marcia Walters against the Company and other defendants in Circuit Court of the Tenth Judicial District, Highlands County Civil Division, Florida, and Circuit Court of the Sixth Judicial Circuit, Pinellas County Civil Division, Florida, respectively. The suits, which seek unspecified monetary damages, allege that the Company and the other defendants violated the Florida Deceptive and Unfair Trade Practices Act, in connection with the marketing of certain membership programs offered by the Company. While the respective complaints include claims that the suits should be certified as class actions, the plaintiffs have not filed motions for class certification. The Company believes that the allegations made in this lawsuit are unfounded and the Company will vigorously defend its interests against the suits.

In July 2001, an action was instituted by Alan Stone against the Company and other defendants in Superior Court of the State of California, County of Orange. The suit, which seeks unspecified monetary damages, alleges that the Company and the other defendants violated California business practices law. While the complaint includes a claim that the suit should be certified as a class action, the plaintiff has not filed a motion for class certification. The Company believes that the allegations made in this lawsuit are unfounded and the Company will vigorously defend its interests against this suit.






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